Electronically Filed
5/10/2021 8:10 AM
Steven D. Grierson
CLERK OF THE COURT

NOTC

PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorneys for Receiver
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

CUSTODIAN VENTURES, LLC, a Wyoming Limited Liability Company, as assignee of GLOBEX TRANSFER, LLC, a Florida Limited Liability Company

Plaintiff,

vs.

KETDARINA CORP., a revoked Nevada Corporation, DOES 1 to 10, and ROE CORPORATIONS 1 to -10, inclusive,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO.: A-20-816621-B DEPT NO.: XVI

NOTICE OF ENTRY OF ORDER

PLEASE TAKE NOTICE that on the 7th day of May, 2021, the attached Order Barring Claims and Terminating Receivership was entered in the above-captioned case.

Dated this 10th day of May, 2021.

CHASEY LAW OFFICES

/s/ Peter Chasey
Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Attorney for Receiver

Case Number: A-20-816621-B

CERTIFICATE OF SERVICE

I hereby certify that on the 10th day of May, 2021, I served a true and complete copy of the foregoing NOTICE OF ENTRY OF ORDER by placing a copy of the same in the United States Mail, postage fully prepaid addressed to the following:

Oleksandr Bezuhlyi – Former Officer Ketdarina Corp. 2360 Corporate Circle, Suite 400 Henderson, NV 89074

AN EMPLOYEE OF CHASEY LAW OFFICES

ELECTRONICALLY SERVED
5/7/2021 2:54 PM

Electronically Filed 05/07/2021 2:53 PM

CLERK OF THE COURT

ORDR
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Receiver
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

CUSTODIAN VENTURES, LLC, a Wyoming Limited Liability Company, as assignee of GLOBEX TRANSFER, LLC, a Florida Limited Liability Company

Plaintiff,

vs.

KETDARINA CORP., a revoked Nevada Corporation, DOES 1 to 10, and ROE CORPORATIONS 1 to -10, inclusive,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO.: A-20-816621-B DEPT NO.: XVI ORDER BARRING CLAIMS AND TERMINATING RECEIVERSHIP

This Court, having considered the Custodian Ventures, LLC’s (hereinafter “Receiver”) Motion to Bar Unasserted Claims and Terminate Receivership of KETDARINA CORP. (hereinafter “KTDR”), proper notice having been given, good cause appearing, this Court finds and orders as follows:

IT IS FOUND that on December 31, 2020, pursuant to NRS 78.600, this Court appointed Receiver of KTDR,

Case Number: A-20-816621-B

IT IS FOUND that on January 8, 2021, pursuant to NRS 78.600, Receiver reinstated KTDR with the Nevada Secretary of State,

IT IS FOUND that on February 22, 2021, pursuant to NRS 78.600 and NRS 78.675 et seq., the Receiver Noticed Entry of Order Requiring Written Proofs of Claim from all claimants and creditors of KTDR to the Receiver of KTDR within 30 days of Notice of Entry of Order.

IT IS FOUND that on March 23, 2021, pursuant to NRS 78.675 et seq., the Receiver served Notice of Entry of Order Requiring Proofs of Claim by publication of the Notice of Entry of Order Requiring Proofs of Claim for four (4) weeks in the Nevada Legal News,

IT IS FOUND that no claimants or creditors submitted claims to the Receiver of KTDR,

THEREFORE,

IT IS HEREBY ORDERED pursuant to NRS 78.600 and NRS 78.675 et seq., that all claimants and creditors of KTDR are hereafter barred from presenting claims and/or debt to or against KTDR which arose on or before the date of this Order,

IT IS FURTHER ORDERED pursuant to NRS 78.600 and NRS 78.675 et seq., that the actions taken by the Receiver on behalf of KTDR were proper under Nevada law, and are approved, by this Court,

IT IS FURTHER ORDERED that the Receiver is hereby discharged as Receiver of KTDR, and

IT IS FURTHER ORDERED that the Receivership of KTDR is hereby terminated.

IT IS SO ORDERED.

Dated this day _____ of May, 2021.

Dated this 7th day of May, 2021

HON. TIMOTHY WILLIAMS

658 1B8 12A6 A7F2
Respectfully Submitted by:	Timothy C. Williams
CHASEY LAW OFFICES	District Court Judge

Peter Chasey
Peter L. Chasey, Esq. Nevada Bar No. 007650 Attorney for Custodian CUSTODIAN VENTURES LLC

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

Custodian Ventures, LLC,	CASE NO: A-20-816621-B
Plaintiff(s)
DEPT. NO. Department 16
vs.

Ketdarina Corp., Defendant(s)

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court’s electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 5/7/2021

Peter Chasey	peter@chaseylaw.com